Exhibit 99.1

Avalara Announces Fourth Quarter and Fiscal Year 2021 Financial Results

Fourth Quarter Total Revenue of $195.1 Million, up 35% year-over-year

Fiscal 2021 Total Revenue of $699.0 Million, up 40% year-over-year

SEATTLE – February 10, 2022 – Avalara, Inc. (NYSE: AVLR), a leading provider of tax compliance automation for businesses of all sizes, today announced financial results for its fourth quarter and fiscal year ended December 31, 2021.

“For the full year we accelerated our topline, achieving revenue growth of 40% year-over-year, and we delivered our third consecutive year of positive operating and free cash flow,” said Scott McFarlane, Avalara co-founder and chief executive officer. “As we enter fiscal 2022, we are excited about the opportunity to leverage our growing scale, competitive moats, and ubiquity in the market to establish Avalara as the standard cloud platform for compliance.  We believe we are in the early days of addressing a huge addressable market to automate compliance for businesses of all sizes.”

Fourth Quarter 2021 Financial Results

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Revenue: Total revenue was $195.1 million in the fourth quarter of 2021, up 35% from $144.8 million in the fourth quarter of 2020. Subscription and returns revenue was $177.1 million, up 34% from $132.6 million in the same period last year. Professional services revenue was $18.0 million, up 48% from $12.2 million in the same period last year.

•

Gross Profit: GAAP gross profit was $136.7 million in the fourth quarter of 2021, representing a 70% gross margin, compared to a GAAP gross profit of $104.2 million and a 72% gross margin in the fourth quarter of 2020. Non-GAAP gross profit was $142.1 million, representing a 73% non-GAAP gross margin, compared to a non-GAAP gross profit of $107.7 million and a 74% non-GAAP gross margin in the fourth quarter of 2020.

•

Operating Loss: GAAP operating loss was $28.1 million in the fourth quarter of 2021, compared to a GAAP operating loss of $19.7 million in the fourth quarter of 2020. Non-GAAP operating income was $1.7 million in the fourth quarter of 2021, compared to non-GAAP operating loss of $0.6 million in the fourth quarter of 2020.

•

Net Loss: GAAP net loss was $35.0 million in the fourth quarter of 2021, compared to a GAAP net loss of $11.0 million in the fourth quarter of 2020. Non-GAAP net loss was $5.3 million in the fourth quarter of 2021, compared to non-GAAP net income of $8.1 million in the fourth quarter of 2020.

•

Net Loss per Share: GAAP basic and diluted net loss per share was $0.40 based on 87.0 million weighted average shares outstanding in the fourth quarter of 2021, compared to a GAAP basic and diluted net loss per share of $0.13 based on 84.8 million weighted average shares outstanding in the fourth quarter of 2020. Non-GAAP diluted net loss per share was $0.06 based on 87.0 million weighted average shares outstanding in the fourth quarter of 2021, compared to a non-GAAP diluted net income per share of $0.09 based on 89.3 million diluted weighted average shares outstanding in the fourth quarter of 2020.

•

Deferred Revenue: Total deferred revenue was $283.0 million at December 31, 2021, up from $209.7 million at December 31, 2020. The current portion of deferred revenue was $280.8 million at December 31, 2021, up from $208.0 million at December 31, 2020.

•

Cash: Net cash provided by operating activities was $25.4 million in the fourth quarter of 2021, compared to $31.6 million provided by operating activities in the fourth quarter of 2020. Free cash flow was $18.0 million in the fourth quarter of 2021, compared to $28.6 million in the fourth quarter of 2020. Cash and cash equivalents totaled $1.5 billion at December 31, 2021, compared to $673.6 million at December 31, 2020.

•	Calculated Billings: Calculated billings were $217.8 million in the fourth quarter of 2021, compared to calculated billings of $167.1 million in the fourth quarter of 2020.

Reconciliations of GAAP to non-GAAP financial measures have been provided in the tables included in this release.

Fiscal Year 2021 Financial Results

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Revenue: Total revenue was $699.0 million in fiscal year 2021, up 40% from $500.6 million in fiscal year 2020. Subscription and returns revenue was $633.1 million, up 36% from $465.8 million in the prior year. Professional services revenue was $65.9 million, up 90% from $34.7 million in the prior year.

•

Gross Profit: GAAP gross profit was $494.1 million in fiscal year 2021, representing a 71% gross margin, compared to a GAAP gross profit of $357.5 million and a 71% gross margin in fiscal year 2020. Non-GAAP gross profit was $513.7 million in fiscal year 2021, representing a 73% non-GAAP gross margin, compared to a non-GAAP gross profit of $368.5 million and a 74% non-GAAP gross margin in fiscal year 2020.

•

Operating Loss: GAAP operating loss was $106.6 million in fiscal year 2021, compared to a GAAP operating loss of $62.0 million in fiscal year 2020. Non-GAAP operating income was $5.5 million in fiscal year 2021, compared to a non-GAAP operating loss of $3.1 million in fiscal year 2020.

•

Net Loss: GAAP net loss was $125.2 million in fiscal year 2021, compared to a GAAP net loss of $49.2 million in fiscal year 2020. Non-GAAP net loss was $13.2 million in fiscal year 2021, compared to a non-GAAP net income of $9.6 million in fiscal year 2020.

•

Net Loss per Share: GAAP basic and diluted net loss per share was $1.45 based on 86.3 million weighted average shares outstanding in fiscal year 2021, compared to a GAAP basic and diluted net loss per share of $0.61 based on 81.0 million weighted average shares outstanding in fiscal year 2020. Non-GAAP diluted net loss per share was $0.15 based on 86.3 million weighted average shares outstanding in fiscal year 2021, compared to non-GAAP diluted net income per share of $0.11 based on 85.4 million diluted weighted average shares outstanding in fiscal year 2020.

•

Cash: Net cash provided by operating activities was $34.1 million in fiscal year 2021, compared to $42.6 million provided by operating activities in fiscal year 2020. Free cash flow was $12.7 million in fiscal year 2021, compared to $34.0 million in fiscal year 2020.

Reconciliations of GAAP to non-GAAP financial measures have been provided in the tables included in this release.

Fourth Quarter and Fiscal Year 2021 Highlights

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Key Metrics: During the second quarter of 2021, we revised our core customer calculation methodology to include revenue from our Streamlined Sales Tax solution (SST), which results in additional customers being included in reported core customers. During the second quarter of 2021, we also revised our net revenue retention rate calculation methodology to include revenue from SST that previously was not included, and to exclude professional services revenue, as these services tend to be more one-time in nature. We have included both the revised and legacy Key Metrics methodologies for core customers and net revenue retention in a table at the end of this release.

Under the revised calculation methodology, we ended the fourth quarter of 2021 with approximately 18,270 core customers, up from approximately 17,400 core customers at the end of the previous quarter and approximately 15,020 in the fourth quarter of 2020, representing a 22% increase year-over-year.

Under the revised calculation methodology, our net revenue retention rate was 116% in the fourth quarter of 2021 and has averaged 115% over the last four quarters.

•	In 2021, Avalara was named a Leader in three IDC MarketScape reports covering tax automation solutions for small and mid-size businesses (SMB), enterprise, and value-added tax (VAT).
•

  In 2021, we launched our corporate sustainability site, highlighting our existing initiatives, and outlining the ongoing commitment to being a responsible employer and corporate leader in social, environmental, and governance programs.

•

  In 2021, we announced that the company’s cross-border compliance capabilities will power the new duty and import tax features of Shopify’s global commerce hub, Shopify Markets. We also announced Avalara Managed Tax Classification, Avalara Content Generation for POS, Avalara Shipping Verification, Avalara Vendor Exemption Management, Avalara Trade Treaty Support, and Avalara Trade Restrictions Management. Finally, we announced an array of new tax compliance automation products and services designed specifically for accountants.

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  In 2021, we announced the appointment of Srinivas Tallapragada, Marcela Martin, and retired Lieutenant General Bruce Crawford to our board of directors. Tallapragada is president and chief engineering officer of Salesforce, the leader in customer relationship management, where he leads a global team responsible for building and managing the company’s products and platform. Martin is chief financial officer of Squarespace, the all-in-one website building platform, where she oversees the company’s finance and corporate development functions. Crawford is senior vice president for strategic development, growth, and sales at Jacobs, a leading technology-enabled solutions provider.

•

  In August 2021, we issued $977.5 million aggregate principal amount of 0.25% convertible senior notes due 2026, which includes the exercise in full of the $127.5 million option granted to the initial purchasers of the notes in a private offering. We received net proceeds of $959.9 million, after deducting fees and expenses payable by the company. We used approximately $75.3 million of the net proceeds from the notes to pay the cost of the capped call transactions entered into in connection with the offering.

•	In 2021, we closed the acquisitions of CrowdReason Limited Liability Company, Track1099 LLC, 3CE Technologies, Inc., DAVO Technologies LLC, and INPOSIA Solutions GmbH.

Financial Outlook

For the first quarter of 2022, the Company currently expects:

•Total revenue between $197 and $199 million.
•Non-GAAP operating loss between $9 and $11 million.

For the full year 2022, the Company currently expects:

•Total revenue between $854 and $859 million.
•Non-GAAP operating loss between $17 and $21 million.

Conference Call Information

Avalara will host a conference call at 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time) today, February 10, 2022, to discuss its financial results and business highlights. The conference call can be accessed by dialing (888) 660-6196 from the United States or (929) 203-1824 internationally with Conference ID 5816067. A live webcast of the call will also be available on the Avalara investor relations website at investor.avalara.com.

A telephone replay of the conference call will be available until 8:59 p.m. Pacific Time on Thursday, February 17, 2022, and a webcast replay will also be archived at investor.avalara.com. The telephone replay will be available by dialing (800) 770-2030 from the United States or (647) 362-9199 internationally with Conference ID 5816067.

About Avalara, Inc.

Avalara helps businesses of all sizes get tax compliance right. In partnership with leading ERP, accounting, ecommerce, and other financial management system providers, Avalara delivers cloud-based compliance solutions for various transaction taxes, including sales and use, VAT, GST, excise, communications, lodging, and other indirect tax types. Headquartered in Seattle, Avalara has offices across the U.S. and around the world in Brazil, Europe, and India. More information at www.avalara.com.

Forward-Looking Statements

This press release and the accompanying conference call contain forward-looking statements including, among others, statements about our financial outlook for the first quarter and full year 2022, our expectations for the integration of our acquisitions into our business, and expected growth opportunities and synergies arising from the acquisitions. In some cases you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms.

These forward-looking statements involve risks, uncertainties, and assumptions that could cause actual performance or results to differ materially from those expressed or suggested by the forward-looking statements. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: our ability to sustain our revenue growth rate, to achieve or maintain profitability, and to effectively manage our anticipated growth; our ability to attract new customers on a cost-effective basis and the extent to which existing customers renew and upgrade their subscriptions; the impact of the novel coronavirus (COVID-19) pandemic and any associated economic downturn on our business operations, results, and financial position; the timing of our introduction of new solutions or updates to existing solutions; our ability to successfully diversify our solutions by developing or introducing new solutions or acquiring and integrating additional businesses, products, services, or content; our ability to maintain and expand our strategic relationships with third parties; our ability to deliver our solutions to customers without disruption or delay; our exposure to liability from errors, delays, fraud, or system failures, which may not be covered by insurance; our ability to expand our international reach; and the risks described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, and which should be read in conjunction with our financial results and forward-looking statements. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Use of Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we have disclosed non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development expense, non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP basic net income (loss) per share, non-GAAP diluted net income (loss) per share, free cash flow, and calculated billings, which are all non-GAAP financial measures. We have provided tabular reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure at the end of this release.

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We calculate non-GAAP cost of revenue, non-GAAP research and development expense, non-GAAP sales and marketing expense, and non-GAAP general and administrative expense as GAAP cost of revenue, GAAP research and development expense, GAAP sales and marketing expense, and GAAP general and administrative expense before stock-based compensation expense and the amortization of acquired intangible assets included in each of the expense categories.

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We calculate non-GAAP gross profit as GAAP gross profit before stock-based compensation expense and the amortization of acquired intangibles included in cost of revenue. We calculate non-GAAP gross margin as GAAP gross margin before the impact of stock-based compensation expense and the amortization of acquired intangibles included in cost of revenue as a percentage of revenue.

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We calculate non-GAAP operating income (loss) as GAAP operating loss before stock-based compensation expense, amortization of acquired intangibles, and goodwill impairments. We calculate non-GAAP net income (loss) as GAAP net loss before stock-based compensation expense, amortization of acquired intangibles, and goodwill impairments.

•	We calculate non-GAAP basic net income (loss) per share as non-GAAP net income (loss) divided by weighted average shares outstanding.
•

We calculate non-GAAP diluted net income (loss) per share as non-GAAP net income (loss) divided by diluted weighted average shares outstanding. Diluted weighted average shares outstanding includes weighted average shares outstanding plus the dilutive effect, if any, of outstanding common stock equivalents.

•	We define free cash flow as net cash provided by operating activities less cash used for the purchases of property and equipment and capitalized software development costs.
•

We define calculated billings as total revenue plus the changes in deferred revenue and contract liabilities in the period, excluding the acquisition date impact of deferred revenue and contract liabilities assumed in a business combination. Because we generally recognize subscription revenue ratably over the subscription term, calculated billings can be used to measure our subscription sales activity for a particular period, to compare subscription sales activity across particular periods, and as a potential indicator of future subscription revenue, the actual timing of which will be affected by several factors, including subscription start date and duration.

Management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, and to evaluate financial performance and liquidity. We believe that non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our results, prospects, and liquidity period-over-period without the impact of certain items that do not directly correlate to our performance and that may vary significantly from period to period for reasons unrelated to our operating performance, as well as when comparing our financial results to those of other companies.

The company has not reconciled its expectations of non-GAAP financial measures to the corresponding GAAP measures primarily because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Our definitions of these non-GAAP financial measures may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view non-GAAP financial measures in conjunction with the related GAAP financial measure.

Definitions of Key Business Metrics

We also use the key business metrics of core customers and net revenue retention rate.

Core Customers

We believe core customers is a key indicator of our market penetration, growth, and potential future revenue. We use core customers as a metric to focus our customer count reporting on our primary target market segment. We define a core customer as:

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a unique account identifier in our primary U.S. billing systems (multiple companies or divisions within a single consolidated enterprise that each have a separate unique account identifier are each treated as separate customers);

•	that is active as of the measurement date; and
•	for which we have recognized, as of the measurement date, greater than $3,000 in total revenue during the previous 12 months.

Currently, our core customer count includes only customers with unique account identifiers in our primary U.S. billing systems and does not include customers that subscribe to our solutions through our international subsidiaries and certain legacy and acquired billing systems that have not yet been integrated into our primary U.S. billing systems (e.g., recent acquisitions and our lodging tax compliance solution). As we increase our international operations and sales in future periods, we may add customers billed from our international subsidiaries to the core customer metric.

We revised our core customer calculation methodology during the second quarter of 2021. Under the prior methodology, revenue from SST was not included in our calculation of total revenue during the previous 12 months. This meant customers that would have otherwise met the definition of a core customer, with inclusion of attributable SST revenue, were excluded from our core customer count as well as our disclosures on the percentage of total revenue attributable to core customers. The revised methodology for core customers includes revenue from SST.

We believe this change improves the usefulness of this key business metric, which is to measure both the growth of existing customers into core customers and the acquisition of new customers of a certain size.

We also have a substantial number of customers of various sizes that do not meet the revenue threshold to be considered a core customer. Many of these customers are in the emerging and small business segment of the marketplace, which represents strategic value and a growth opportunity for us. Customers who do not meet the revenue threshold to be considered a core customer provide us with market share and awareness, and we anticipate that some may grow into core customers. In addition, we have numerous enterprise-level customers that only utilize our services for small segments of their business, providing opportunities over time for us to extend our relationship and make them core customers.

In addition to customers with whom we have a direct relationship, some of our customers are business application publishers (including ecommerce platforms) that include automated tax determination powered by Avalara. While those platform providers may be core customers to Avalara, their end-user customers generally are not.

Net Revenue Retention Rate

We believe that our net revenue retention rate provides insight into our ability to retain and grow revenue from our customers, as well as their potential long-term value to us. We also believe it reflects the stability of our revenue base, which is one of our core competitive strengths. We calculate our net revenue retention rate by dividing (a) total subscription and returns revenue in the current quarter from any billing accounts that generated revenue during the corresponding quarter of the prior year by (b) total subscription and returns revenue in such corresponding quarter from those same billing accounts. This calculation includes changes during the period for such billing accounts, such as additional solutions purchased, changes in pricing and transaction volume, and terminations, but does not reflect revenue for new billing accounts added during the one-year period.

Our net revenue retention rate includes only customers with unique account identifiers in our primary U.S. billing systems and does not include customers who subscribe to our solutions through our international subsidiaries or certain legacy and acquired billing systems that have not been integrated into our primary U.S. billing systems.

During the second quarter of 2021, we revised our net revenue retention rate calculation methodology. Under the prior methodology, revenue from SST was not included in our reported net revenue retention rate. This meant that revenue expansion from existing customers adopting our SST solution was not included, while revenue contraction from customers replacing one or more of Avalara’s other solutions with SST was included. The revised calculation methodology for net revenue retention rate includes revenue from SST. In addition, professional services revenue is no longer included in the revised calculation methodology, as these services tend to be more one-time in nature.

We believe these changes improve the usefulness of this key business metric, which is to measure our ability to retain and grow revenue from existing customers over time.

Reported Consolidated Results

AVALARA, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	For the Three Months Ended December 31,
	2021	2020
Revenue:
Subscription and returns	$177,094	$132,567
Professional services	18,048	12,193
Total revenue	195,142	144,760
Cost of revenue:
Subscription and returns	49,444	34,882
Professional services	9,002	5,697
Total cost of revenue (1)	58,446	40,579
Gross profit	136,696	104,181
Operating expenses:
Research and development (1)	45,550	34,457
Sales and marketing (1)	83,938	59,759
General and administrative (1)	35,319	29,647
Total operating expenses	164,807	123,863
Operating loss	(28,111)	(19,682)
Other income (expense):
Fair value changes in earnout liabilities	(3,520)	—
Interest income	33	32
Interest expense	(1,496)	—
Other income (expense), net	(246)	(637)
Total other income (expense), net	(5,229)	(605)
Loss before income taxes	(33,340)	(20,287)
(Provision for) benefit from income taxes	(1,709)	9,256
Net loss	$(35,049)	$(11,031)

Net loss per share attributable to common shareholders, basic and diluted	$(0.40)	$(0.13)
Weighted average shares of common stock outstanding, basic and diluted	86,976	84,767

	For the Three Months Ended December 31,
(1) The stock-based compensation expense included above was as follows:	2021	2020
Cost of revenue	$2,819	$1,645
Research and development	6,754	3,971
Sales and marketing	5,386	3,219
General and administrative	7,808	4,536
Total stock-based compensation	$22,767	$13,371
The amortization of acquired intangibles included above was as follows:
Cost of revenue	$2,591	$1,864
Research and development	—	—
Sales and marketing	3,541	3,061
General and administrative	889	807
Total amortization of acquired intangibles	$7,021	$5,732

AVALARA, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	For the Year Ended December 31,
	2021	2020
Revenue:
Subscription and returns	$633,091	$465,825
Professional services	65,886	34,744
Total revenue	698,977	500,569
Cost of revenue:
Subscription and returns	173,414	124,333
Professional services	31,418	18,762
Total cost of revenue (1)	204,832	143,095
Gross profit	494,145	357,474
Operating expenses:
Research and development (1)	167,391	119,710
Sales and marketing (1)	296,006	204,490
General and administrative (1)	137,301	95,242
Total operating expenses	600,698	419,442
Operating loss	(106,553)	(61,968)
Other income (expense):
Fair value changes in earnout liabilities	(12,231)	2,325
Interest income	108	1,678
Interest expense	(2,311)	—
Other income (expense), net	(938)	473
Total other income (expense), net	(15,372)	4,476
Loss before income taxes	(121,925)	(57,492)
(Provision for) benefit from income taxes	(3,308)	8,309
Net loss	$(125,233)	$(49,183)

Net loss per share attributable to common shareholders, basic and diluted	$(1.45)	$(0.61)
Weighted average shares of common stock outstanding, basic and diluted	86,263	80,985

	For the Year Ended December 31,
(1) The stock-based compensation expense included above was as follows:	2021	2020
Cost of revenue	$10,203	$5,909
Research and development	24,343	13,226
Sales and marketing	20,301	12,147
General and administrative	33,250	16,888
Total stock-based compensation	$88,097	$48,170
The amortization of acquired intangibles included above was as follows:
Cost of revenue	$9,319	$5,166
Research and development	—	—
Sales and marketing	11,082	4,664
General and administrative	3,574	819
Total amortization of acquired intangibles	$23,975	$10,649

AVALARA, INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$1,514,064	$673,593
Restricted cash	37,700	19,953
Trade accounts receivable—net of allowance for doubtful accounts	114,248	75,857
Deferred commissions	16,364	12,245
Prepaid expenses and other current assets	29,267	20,098
Total current assets before customer fund assets	1,711,643	801,746
Funds held from customers	62,509	30,598
Receivable from customers—net of allowance for doubtful accounts	1,472	563
Total current assets	1,775,624	832,907
Noncurrent assets:
Restricted cash	—	37,700
Deferred commissions	52,155	38,625
Operating lease right-of-use assets—net	44,385	52,320
Property and equipment—net	46,464	34,713
Intangible assets—net	96,818	86,513
Goodwill	672,381	513,234
Other noncurrent assets	10,704	6,321
Total assets	$2,698,531	$1,602,333

Liabilities and shareholders' equity
Current liabilities:
Trade payables	16,683	20,280
Accrued expenses	109,792	84,532
Deferred revenue	280,816	208,026
Accrued purchase price related to acquisitions	51,476	22,473
Accrued earnout liabilities	33,151	749
Operating lease liabilities	11,453	11,339
Total current liabilities before customer fund obligations	503,371	347,399
Customer fund obligations	64,302	31,549
Total current liabilities	567,673	378,948
Noncurrent liabilities:
Convertible senior notes—net	961,259	—
Deferred revenue	2,139	1,664
Accrued purchase price related to acquisitions	7,988	49,057
Accrued earnout liabilities	81,485	34,468
Operating lease liabilities	45,614	56,625
Deferred tax liability	5,158	1,031
Other noncurrent liabilities	761	380
Total liabilities	1,672,077	522,173
Commitments and contingencies
Shareholders' equity:
Preferred stock	—	—
Common stock	9	9
Additional paid-in capital	1,714,483	1,640,867
Accumulated other comprehensive loss	(3,428)	(1,339)
Accumulated deficit	(684,610)	(559,377)
Total shareholders’ equity	1,026,454	1,080,160
Total liabilities and shareholders' equity	$2,698,531	$1,602,333

AVALARA, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Three Months Ended December 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(35,049)	$(11,031)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	22,767	13,371
Depreciation and amortization	10,794	8,310
Amortization of debt issuance costs	885	—
Impairment of capitalized cloud computing costs	322	—
Deferred income tax expense (benefit)	3,164	(9,612)
Non-cash operating lease costs	2,447	2,084
Fair value changes in earnout liabilities	3,520	—
Non-cash bad debt expense	475	618
Other	16	(9)
Changes in operating assets and liabilities:
Trade accounts receivable	(17,340)	(5,716)
Prepaid expenses and other current assets	2,735	846
Deferred commissions	(4,887)	(5,029)
Other noncurrent assets	(643)	(145)
Trade payables	(1,913)	3,343
Accrued expenses	16,665	17,732
Deferred revenue	24,530	19,857
Operating lease liabilities	(3,095)	(3,061)
Net cash provided by operating activities	25,393	31,558
Cash flows from investing activities:
Purchase of property and equipment	(3,196)	(1,533)
Capitalized software development costs	(4,156)	(1,453)
Cash paid for acquisitions of businesses, net of cash and restricted cash equivalents acquired	(43,091)	(368,198)
Cash paid for acquired intangible assets	(400)	(1,200)
Net cash used in investing activities	(50,843)	(372,384)
Cash flows from financing activities:
Payments of deferred financing costs	—	(386)
Payments of debt issuance costs	(266)	—
Proceeds from exercise of stock options	3,633	9,229
Payments on financed asset purchases	(104)	—
Net (decrease) increase in customer fund obligations	(17,654)	4,057
Net cash (used in) provided by financing activities	(14,391)	12,900
Foreign currency effect	111	396
Net change in cash, cash equivalents, restricted cash, and restricted cash equivalents	(39,730)	(327,530)
Cash, cash equivalents, restricted cash, and restricted cash equivalents—Beginning of period	1,653,633	1,089,374
Cash, cash equivalents, restricted cash, and restricted cash equivalents—End of period	$1,613,903	$761,844
Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents to the Consolidated Balance Sheets, end of period:
Cash and cash equivalents	$1,514,064	$673,593
Restricted cash	37,700	57,653
Restricted cash equivalents—funds held from customers	62,139	30,598
Total cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$1,613,903	$761,844

AVALARA, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Year Ended December 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(125,233)	$(49,183)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	88,097	48,170
Depreciation and amortization	36,526	20,233
Amortization of debt issuance costs	1,367	—
Asset impairments	—	794
Impairment of capitalized cloud computing costs	667	—
Deferred income tax expense (benefit)	1,128	(9,419)
Non-cash operating lease costs	9,549	8,111
Fair value changes in earnout liabilities	12,231	(2,325)
Non-cash bad debt expense	1,801	2,063
Other	(783)	(230)
Changes in operating assets and liabilities:
Trade accounts receivable	(36,053)	(17,921)
Prepaid expenses and other current assets	(10,986)	(3,333)
Deferred commissions	(17,648)	(12,454)
Other noncurrent assets	(4,362)	(2,843)
Trade payables	(4,240)	8,026
Accrued expenses	22,646	23,979
Deferred revenue	71,406	39,254
Operating lease liabilities	(11,995)	(10,304)
Net cash provided by operating activities	34,118	42,618
Cash flows from investing activities:
Purchase of property and equipment	(7,659)	(4,501)
Capitalized software development costs	(13,764)	(4,159)
Cash paid for acquisitions of businesses, net of cash and restricted cash equivalents acquired	(76,646)	(368,198)
Cash paid for acquired intangible assets	(1,900)	(1,200)
Cash paid for purchases of customer fund available-for-sale securities	(381)	—
Net cash used in investing activities	(100,350)	(378,058)
Cash flows from financing activities:
Proceeds from common stock offering, net of underwriting discounts	—	556,312
Payments of deferred financing costs	—	(686)
Proceeds from convertible senior notes	977,500	—
Payments of debt issuance costs	(17,609)	—
Purchase of capped calls	(75,268)	—
Proceeds from exercise of stock options	21,779	39,946
Proceeds from purchases of stock under employee stock purchase plan	14,446	11,337
Acquisition-related post-closing payments	(20,821)	(2,763)
Payments related to business combination earnouts	(33)	(3,760)
Payments related to asset acquisition earnouts	(1,266)	(65)
Payments on financed asset purchases	(104)	—
Net increase in customer fund obligations	20,288	5,738
Net cash provided by investing activities	918,912	606,059
Foreign currency effect	(621)	(108)
Net change in cash, cash equivalents, restricted cash, and restricted cash equivalents	852,059	270,511
Cash, cash equivalents, restricted cash, and restricted cash equivalents—Beginning of period	761,844	491,333
Cash, cash equivalents, restricted cash, and restricted cash equivalents—End of period	$1,613,903	$761,844
Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents to the Consolidated Balance Sheets, end of period:
Cash and cash equivalents	$1,514,064	$673,593
Restricted cash	37,700	57,653
Restricted cash equivalents—funds held from customers	62,139	30,598
Total cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$1,613,903	$761,844

AVALARA, INC.

UNAUDITED PRESENTATION AND RECONCILIATION TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts)

The following schedules reflect our non-GAAP financial measures and reconcile our non-GAAP financial measures to the related GAAP financial measures:

Summary of Non-GAAP Financial Measures:

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2021	2020	2021	2020
Non-GAAP cost of revenue	$53,036	$37,070	$185,310	$132,020
Non-GAAP gross profit	$142,106	$107,690	$513,667	$368,549
Non-GAAP gross margin	73%	74%	73%	74%
Non-GAAP research and development expense	$38,796	$30,486	$143,048	$106,484
Non-GAAP sales and marketing expense	$75,011	$53,479	$264,623	$187,679
Non-GAAP general and administrative expense	$26,622	$24,304	$100,477	$77,535
Non-GAAP operating income (loss)	$1,677	$(579)	$5,519	$(3,149)
Non-GAAP net income (loss)	$(5,261)	$8,072	$(13,161)	$9,636
Non-GAAP basic net income (loss) per share	$(0.06)	$0.10	$(0.15)	$0.12
Non-GAAP diluted net income (loss) per share	$(0.06)	$0.09	$(0.15)	$0.11
Free cash flow	$18,041	$28,572	$12,695	$33,958

Reconciliation of Non-GAAP Financial Measures:

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2021	2020	2021	2020
Reconciliation of Non-GAAP Cost of Revenue:
Cost of revenue	$58,446	$40,579	$204,832	$143,095
Stock-based compensation expense	(2,819)	(1,645)	(10,203)	(5,909)
Amortization of acquired intangibles	(2,591)	(1,864)	(9,319)	(5,166)
Non-GAAP Cost of Revenue	$53,036	$37,070	$185,310	$132,020

Reconciliation of Non-GAAP Gross Profit:
Gross Profit	$136,696	$104,181	$494,145	$357,474
Stock-based compensation expense	2,819	1,645	10,203	5,909
Amortization of acquired intangibles	2,591	1,864	9,319	5,166
Non-GAAP Gross Profit	$142,106	$107,690	$513,667	$368,549

Reconciliation of Non-GAAP Gross Margin:
Gross margin	70%	72%	71%	71%
Stock-based compensation expense as a percentage of revenue	1%	1%	1%	1%
Amortization of acquired intangibles as a percentage of revenue	1%	1%	1%	1%
Non-GAAP Gross Margin	73%	74%	73%	74%

Reconciliation of Non-GAAP Research and Development Expense:
Research and development	$45,550	$34,457	$167,391	$119,710
Stock-based compensation expense	(6,754)	(3,971)	(24,343)	(13,226)
Amortization of acquired intangibles	—	—	—	—
Non-GAAP Research and Development Expense	$38,796	$30,486	$143,048	$106,484

Reconciliation of Non-GAAP Sales and Marketing Expense:
Sales and marketing	$83,938	$59,759	$296,006	$204,490
Stock-based compensation expense	(5,386)	(3,219)	(20,301)	(12,147)
Amortization of acquired intangibles	(3,541)	(3,061)	(11,082)	(4,664)
Non-GAAP Sales and Marketing Expense	$75,011	$53,479	$264,623	$187,679

Reconciliation of Non-GAAP General and Administrative Expense:
General and administrative	$35,319	$29,647	$137,301	$95,242
Stock-based compensation expense	(7,808)	(4,536)	(33,250)	(16,888)
Amortization of acquired intangibles	(889)	(807)	(3,574)	(819)
Non-GAAP General and Administrative Expense	$26,622	$24,304	$100,477	$77,535

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2021	2020	2021	2020
Reconciliation of Non-GAAP Operating Income (Loss):
Operating loss	$(28,111)	$(19,682)	$(106,553)	$(61,968)
Stock-based compensation expense	22,767	13,371	88,097	48,170
Amortization of acquired intangibles	7,021	5,732	23,975	10,649
Non-GAAP Operating Income (Loss)	$1,677	$(579)	$5,519	$(3,149)

Reconciliation of Non-GAAP Net Income (Loss):
Net loss	$(35,049)	$(11,031)	$(125,233)	$(49,183)
Stock-based compensation expense	22,767	13,371	88,097	48,170
Amortization of acquired intangibles	7,021	5,732	23,975	10,649
Non-GAAP Net Income (Loss)	$(5,261)	$8,072	$(13,161)	$9,636

Reconciliation of Non-GAAP Basic Net Income (Loss) Per Share:
Net loss per share	$(0.40)	$(0.13)	$(1.45)	$(0.61)
Stock-based compensation expense per share	0.26	0.16	1.02	0.59
Amortization of acquired intangibles per share	0.08	0.07	0.28	0.13
Non-GAAP Basic Net Income (Loss) Per Share	$(0.06)	$0.10	$(0.15)	$0.12

Reconciliation of Non-GAAP Diluted Net Income (Loss) Per Share:
Net loss per diluted share	$(0.40)	$(0.12)	$(1.45)	$(0.58)
Stock-based compensation expense per share	0.26	0.15	1.02	0.56
Amortization of acquired intangibles per share	0.08	0.06	0.28	0.12
Non-GAAP Diluted Net Income (Loss) Per Share (1)	$(0.06)	$0.09	$(0.15)	$0.11
Shares used in computing non-GAAP diluted net income (loss) per share	86,976	89,257	86,263	85,381

(1) For the three months and year ended December 31, 2021, all common stock equivalents have been excluded from the diluted share count as their effect is antidilutive. For the three months and year ended December 31, 2020, the diluted share count included approximately 4.5 million and 4.4 million dilutive shares, respectively, related to employee stock options and stock-based awards.

Free Cash Flow:
Net cash provided by operating activities	$25,393	$31,558	$34,118	$42,618
Less: Purchases of property and equipment	(3,196)	(1,533)	(7,659)	(4,501)
Less: Capitalized software development costs	(4,156)	(1,453)	(13,764)	(4,159)
Free Cash Flow	$18,041	$28,572	$12,695	$33,958

AVALARA, INC.

UNAUDITED PRESENTATION OF CALCULATED BILLINGS AND RECONCILIATION TO REVENUE

	Three Months Ended
	Dec 31, 2021 (1)	Sep 30, 2021 (1)	Jun 30, 2021 (1)	Mar 31, 2021	Dec 31, 2020 (1)	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020
Total revenue	$195,142	$181,167	$169,067	$153,601	$144,760	$127,879	$116,487	$111,443
Add:
Deferred revenue (end of period)	282,955	257,883	239,395	225,531	209,690	180,640	167,719	165,369
Contract liabilities (end of period)	6,918	8,597	11,406	12,466	10,134	7,673	6,195	6,330
Less:
Deferred revenue (beginning of period)	(257,883)	(239,395)	(225,531)	(209,690)	(180,640)	(167,719)	(165,369)	(161,241)
Contract liabilities (beginning of period)	(8,597)	(11,406)	(12,466)	(10,134)	(7,673)	(6,195)	(6,330)	(5,197)
Deferred revenue and contract liabilities assumed in business combinations	(747)	(430)	(886)	—	(9,194)	—	—	—
Calculated billings	$217,788	$196,416	$180,985	$171,774	$167,077	$142,278	$118,702	$116,704

(1) These quarters include reconciling adjustments to exclude the acquisition-date fair value of deferred revenue and contract liabilities assumed in business combinations.

AVALARA, INC.

UNAUDITED PRESENTATION OF KEY BUSINESS METRICS

	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020
Number of core customers (as of end of period) - legacy	18,060	17,230	16,410	15,580	14,890	14,180	13,560	12,940
Number of core customers (as of end of period) - revised(1)	18,270	17,400	16,570	15,730	15,020	14,300	13,640	13,000
Net revenue retention rate - legacy	113%	112%	110%	107%	104%	108%	107%	109%
Net revenue retention rate - revised(2)	116%	116%	116%	113%	115%	116%	114%	117%

(1) During the second quarter of 2021, we revised the methodology for calculating core customers to include revenue from SST (see Definitions of Key Business Metrics above for details). The table above includes the number of core customers using both the legacy and the revised methodologies.

(2) During the second quarter of 2021, we revised the methodology for calculating net revenue retention rate to include revenue from SST. In addition, professional services revenue is no longer included in the revised calculation methodology, as these services tend to be more one-time in nature (see Definitions of Key Business Metrics above for details). The table above includes the net revenue retention rate using both the legacy and the revised methodologies.

Investor Contact

Jennifer Gianola

Avalara

jennifer.gianola@avalara.com

650-499-9837

Media Contact

Tommy Morgan

Avalara

media@avalara.com

540-448-7551